RealSource Management, LLC
Financial Statements

September 30, 2025 (Unaudited)

RealSource Management, LLC
Financial Statements

September 30, 2025 (Unaudited)

RealSource Management, LLC

Consolidated Balance Sheets

September 30, 2025
Assets	(Unaudited)
Cash	$1,249,286
Accounts receivable - related parties	1,859,573
Total current assets	$3,108,859
Other assets	(27,744)
Total assets	$3,081,115

Liabilities and members' equity
Liabilities
Accounts payable and accrued expenses	$157,078
Total liabilities	157,078
Members' equity	2,924,037
Total liabilities and members' equity	$3,081,115

See accompanying notes.

RealSource Management, LLC

Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2025	2025
Revenue - related parties
Property management fees and other revenues	$1,106,576	$3,224,258
Cost reimbursement revenue	544,651	1,614,175
Support and advertising revenue	201,843	605,529
Total revenue - related parties	1,853,070	5,443,962

Operating expenses
Reimbursable expenses	548,618	1,633,939
Support and advertising expenses	42,875	101,889
Payroll expenses	471,280	2,064,403
General and administrative expenses	442,046	876,139
Total operating expenses	1,504,819	4,676,370
Operating income	348,251	767,592
Other income, net	342,685	370,477
Net income	$690,936	$1,138,069

See accompanying notes.

RealSource Management, LLC

Statements of Members' Equity
(Unaudited)

Total Members' Equity
Balance at January 1, 2025	$2,377,772
Contributions	(24,744)
Distributions	(77,207)
Net income	220,796
Balance at March 31, 2025	$2,496,617
Contributions	4,975
Distributions	(599,997)
Net income	226,338
Balance at June 30, 2025	$2,127,933
Contributions	105,169
Distributions	—
Net income	690,935
Balance at September 30, 2025	$2,924,037

See accompanying notes.

RealSource Management, LLC

Statements of Cash Flows
(Unaudited)

Nine Months Ended September 30,
2025
Cash flows from operating activities
Net income	$1,138,069
Changes in operating assets and liabilities:
Accounts receivable - related parties	488,175
Prepaid and other current assets	36,880
Accounts payable and accrued expenses	(201,992)
Other assets	176,558
Net cash provided by operating activities	1,637,690

Cash flows from financing activities
Contributions	85,401
Distributions	(677,204)
Net cash (used in) provided by financing activities	(591,803)

Net change in cash	1,045,887

Cash, beginning of year	203,399
Cash, end of year	$1,249,286

See accompanying notes.

RealSource Management, LLC
Notes to the Financial Statements
(Unaudited)

NOTE 1 - ORGANIZATION AND BUSINESS

RealSource Management, LLC (“RSM”) is a Utah Limited Liability Company formed on January 1, 2006. Unless the context indicates otherwise, the “Company,” “we,” “our” or “us” refers to RSM and its wholly-owned subsidiary RSM Investment Club, LLC (“RSM Investment Club”). RSM was formed to provide property management services for multifamily apartment communities located throughout the United States. RSM Investment Club was formed to assist employees with investing in real estate properties.

Pending Merger and Internalization Transactions

On June 25, 2025, Cottonwood Communities, Inc. (“CCI”), Cottonwood Residential O.P., LP, a subsidiary and the operating partnership of CCI (“CROP”), Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub” and together with CCI and CROP, the “CCI Parties”), RealSource Properties, Inc. (“RSPI”) and RealSource Properties OP, LP (“RPOP”) (together with RSPI, the “RS Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the RS Parties will merge with and into the CCI Parties in a stock-for-stock and unit-for unit transaction (the "Mergers").

Contemporaneously with signing the Merger Agreement, the RS Parties entered into an Internalization Agreement with (i) RealSource Properties Advisor, LLC (“RSPA”), which is the external advisor to the RS Parties, (ii) RS Property Management, LLC (“RSPM”), which provides property management services to properties owned by subsidiaries of RPOP, and (iii) RSM (together with RSPA and RSPM, the “Contributed Entities”). Pursuant to the Internalization Agreement, RPOP will acquire all of the equity interest in RSPA, RSPM and RSM (collectively, the “Contributed Equity Interests”).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance accounting principles generally accepted in the United States of America (“GAAP”) and includes the accounts of RSM and RSM Investment Club. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

RealSource Management, LLC
Notes to the Financial Statements- Continued
(Unaudited)

Cash

We consider all cash on deposit, money market funds and short-term investments with original maturities of three months or less to be cash and cash equivalents. Cash and cash equivalents consist of amounts the Company has on deposit with major commercial financial institutions. There were no cash equivalents at September 30, 2025.

Accounts Receivable – Related Parties

Accounts receivable consists of amounts due from managed properties for fees and other reimbursable expenses. We present our accounts receivable net of allowances for amounts that may not be collected. We assess all accounts receivable for credit losses and establish an allowance to reflect the net amount expected to be collected. The allowance is determined based on an assessment of historical collection activity, the nature of the receivable, and the current business environment. As of September 30, 2025, there was no allowance for credit losses.

Revenues – Related Parties

Revenue consists of property management fees, construction management fees and other fees charged to properties under management, including allocated shared costs or fees paid by tenants who opt into a waiver program that covers accidental property damage. Performance obligations are defined in each contract and revenue is recognized on a monthly basis over the term of the agreement as services are performed. Fees are variable consideration, as the property management fees are based on a percentage of the total gross rental income, and construction management fees are based on a percentage of the cost of construction expenditures. At the point the revenues are invoiced and recognized, the amount of consideration to be received is finalized and the uncertainty has been resolved. In addition, RSM provides shared services such as support and advertising based on fees in accordance with the property operating budgets. The support and advertising fees will be used for advertising, marketing, promotion and sales services on a group basis. Support and advertising fees earned are included in support and advertising revenue in the accompanying statement of operations. Support and advertising fee revenue is recognized on a monthly basis over the term of the agreements as services are performed.

RSM is also reimbursed for expenses paid or incurred on behalf of the properties under management in connection with the services it provides. Revenue for cost reimbursements is recognized on a gross basis as incurred, included in cost reimbursement revenue and reimbursable expenses, respectively, in the accompanying statement of operations.

RSM generally receives payments from properties as it satisfies its performance obligations and records a receivable when it has an unconditional right to receive payment and only the passage of time is required before payment is due. Construction management fees are paid when the related construction is complete.

Concentration of Credit Risks

Financial instruments that potentially subject RSM to concentrations of credit risk consist principally of cash and cash equivalents. At times, balances with any one financial institution may exceed the Federal Deposit Insurance Corporation insurance limits. RSM believes it mitigates this risk by investing its cash with high-credit quality financial institutions.

RealSource Management, LLC
Notes to the Financial Statements- Continued
(Unaudited)

Advertising Costs

RSM expenses advertising costs as incurred. Advertising costs are included in general and administrative expenses and support and advertising expenses in the accompanying statement of operations.

Leases

RSM leases office space from an entity owned by the RSM’s CEO under a month-to-month lease arrangement with no expiration date. RSM determines if an arrangement is a lease or contains a lease at the inception of a contract and categorizes leases at inception as either operating or finance leases. As the lease arrangement is month-to-month, we do not recognize a lease right-of-use asset and lease liability related to such payments. Rent expense is recognized as incurred and is included in general and administrative expenses on the accompanying consolidated statement of operations.

Income Taxes

Due to RSM being a partnership, it has no tax liability, and all of its income or losses are passed onto the individual members.

NOTE 3 - MEMBER’S EQUITY

Members’ equity consists of one class of member units. As of September 30, 2025, total owner equity was $2.9 million.

NOTE 4 - TRANSACTIONS WITH RELATED PARTIES

RSM’s operations are entirely to perform services for real estate properties owned by RealSource Properties OP, LP subsidiaries under property management agreements. RSM’s revenues and accounts receivable reflected in the accompanying statement of operations and balance sheet, respectively, are entirely due from related parties. See also Note 2.

There was no due to affiliates balance at September 30, 2025.

RSM leases office space from an entity owned by RSM’s CEO under a month-to-month lease arrangement. Total rent paid during the nine months ended September 30, 2025 was not significant.

NOTE 5 - SUBSEQUENT EVENTS

We have evaluated subsequent events through March 3, 2026, the date the financial statements were available to be issued for recognition or disclosure and have determined there are none to be reported or disclosed in the financial statements other than those mentioned below.

RealSource Management, LLC
Notes to the Financial Statements- Continued
(Unaudited)

Merger and Internalization Transactions

On December 18, 2025, upon the terms and subject to the conditions of the Merger Agreement, (i) RSPI merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI and (ii) RPOP merged with and into CROP, with CROP surviving. At such time, in accordance with the Maryland General Corporation Law, the Maryland Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, as applicable, the separate existences of RSPI and RPOP ceased.

At the effective time of the Mergers each issued and outstanding share of RSPI common stock was converted into 0.8634 shares of Class I common stock of CCI and each issued and outstanding common unit of limited partnership interests in RPOP was converted into 0.8634 common units of limited partnership interest in CROP (“CROP Units”). The exchange ratio is subject to further adjustment as described in the Merger Agreement.

Contemporaneously with closing the Mergers, the Internalization Transactions were completed pursuant to the Internalization Agreement and RPOP acquired all of the equity interests in RSM and the other Contributed Equity Interests. The total consideration under the Internalization Agreement was 2,142,135.1721 common units of RPOP, which units converted into the right to receive CROP Units in the Mergers as described above.